Exhibit 99.1

[Logo]
                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com



                                                                    NEWS RELEASE


Level 3 Contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518
                  Josh.Howell@Level3.com                   Robin.Grey@Level3.com


            Level 3 Reports Fourth Quarter and Full Year 2005 Results


Company Met or Exceeded Fourth Quarter and Full Year Projections for 2005

Sequential  Revenue Growth Expected Across Core  Communications  Services During
2006

Consolidated Adjusted OIBDA Expected to Increase to $550 Million to $600 Million in 2006

Company Announces Analyst and Investor Day in New York City on March 28, 2006

Fourth Quarter Financial Highlights
o    Consolidated  Revenue of $944  million and $400  million of  Communications
     Revenue
o    Net Loss of $169 million, or $0.24 per share
o    Consolidated Adjusted OIBDA of $98 million
o    Total Capital Expenditures of $69 million
o    Consolidated Free Cash Flow of negative $160 million

Fourth Quarter Business Highlights
o Transport, IP and Voice combined revenue increases by 8 percent versus third quarter
o    Pricing environment consistent with third quarter
o IP backbone traffic growth of 16 percent; traffic exceeds 3.7 petabytes per day
o    Company closes purchase of WilTel Communications
o    Company completes sale of (i)Structure

BROOMFIELD, Colo., February 7, 2006 - Level 3 Communications, Inc. (Nasdaq:LVLT) reported consolidated revenue of $944 million for the fourth quarter 2005, compared to $782 million for the third quarter 2005. For the full year 2005 consolidated revenue was $3.61 billion, compared to $3.64 billion in 2004. Communications revenue was $400 million in the fourth quarter, versus $364 million for the previous quarter. Communications revenue for the full year 2005 was $1.64 billion, compared to $1.68 billion in 2004. Information services revenue was $526 million in the fourth quarter, compared to $398 million for the previous quarter and $529 million for the same quarter last year. Information services revenue for the full year 2005 was $1.89 billion, compared to $1.86 billion in 2004. The consolidated and information services revenue provided above for all periods excludes the results of (i)Structure, which was sold in the fourth quarter 2005.

The net loss for the fourth quarter 2005 was $169 million, or $0.24 per share, compared to a net loss of $204 million or $0.29 per share for the previous quarter. Included in the net loss for the fourth quarter were: a net loss of $3 million as a result of the acquisition of WilTel Communications on December 23, 2005; and income of approximately $49 million or $0.07 per share associated with the gain from the sale of (i)Structure on November 30, 2005, and the results of its operations through the closing date of the sale. Net loss for the full year 2005 was $0.91 per share compared to $0.67 per share in 2004.

Consolidated Adjusted OIBDA(1) was $98 million in the fourth quarter 2005, compared to previously provided projections of $85 million to $105 million and $92 million for the previous quarter. Consolidated Adjusted OIBDA for 2005 was $509 million, compared to $510 million in 2004.

"We are pleased with our strong results this quarter. Our Core Communications Services including transport and infrastructure, wholesale IP & Data, and Voice grew 8 percent quarter over quarter, contributing to higher than projected communications revenue for the fourth quarter," said James Q. Crowe, CEO of Level 3. "The continuing growth in our communications business is a result of improved pricing, revenue recognized from previously awarded contracts and ongoing demand for our transport and IP services."

Fourth Quarter 2005 Financial Results

                                                            Results from
                                                            WilTel Communications   Consolidated
                                       Fourth Quarter       From Closing through    Fourth             Fourth Quarter
Metric                                 Level 3 Results      12/31/05                Quarter            Projections(2)
($ in millions)                                                                     Results(1)
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------

Communications Services Revenue (3)    $337                 $38                     $375
(excluding termination revenue)
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
   Reciprocal Compensation             $24                                          $24
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
   Termination Revenue                 $1                                           $1
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Communications Revenue                 $362                 $38                     $400               $340-$360
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Information Services Revenue           $526                                         $526
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Other Revenue                          $18                                          $18
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Consolidated Revenue                   $906                 $38                     $944
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Consolidated Adjusted OIBDA (4)(5)     $98                  $0                      $98                $85-$105
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Capital Expenditures                   $69                  $0                      $69
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Unlevered Cash Flow (5)                $49                  $(61)                   $(12)
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Free Cash Flow (5)                     $(99)                $(61)                   $(160)
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
-------------------------------------- -------------------- ----------------------- ------------------ -------------------
Communications Gross Margin (5)        73%                  32%                     69%
-------------------------------------- -------------------- ----------------------- ------------------ -------------------

(1) Consolidated results for the fourth quarter include the results of WilTel Communications from December 23, 2005, through December 31, 2005.
(2) Projections issued October 20, 2005, and excluded the effects of the acquisition of WilTel Communications and the disposition of (i)Structure.
(3) Communications Services Revenue is GAAP communications revenue minus reciprocal compensation revenue.
(4) Consolidated Adjusted OIBDA excludes $22 million in stock-based compensation expense and $3 million of non-cash impairment charges
(5) See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures

Communications Business

Revenue
Communications revenue for the fourth quarter 2005 was $400 million, versus $364 million for the previous quarter. Communications revenue for the fourth quarter included $376 million of communications services revenue and $24 million of reciprocal compensation revenue, compared to $345 million and $19 million, respectively, in the third quarter.

Included in communications services revenue was $1 million of termination revenue for each of the fourth and third quarters. Included in communications services revenue for the fourth quarter 2005 is $38 million from WilTel Communications.

Communications services revenue, excluding termination revenue and revenue from WilTel Communications, decreased by $7 million, versus the third quarter, primarily due to expected declines in managed modem and DSL aggregation services. Excluding managed modem and

DSL aggregation services, fourth quarter 2005 communications services revenue increased 8 percent, versus the third quarter.


                                       Quarter ended     Quarter ended
                                        December 31,     September 30,
Communications Revenue                       2005              2005     Percent
($ in millions)                                                          Change
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Transport and Infrastructure                 $146              $132         11%
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
IP & Data Services (excluding DSL)            $70               $67          4%
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Voice                                         $33               $31          6%
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Subtotal                                     $249              $230          8%
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Managed Modem                                 $88               $97        (9%)
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
DSL                                            $0               $17      (100%)
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
WilTel Communications Revenue                 $38               N/A         N/A
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Communications Services Revenue              $375              $344          9%
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Reciprocal Compensation                       $24               $19         26%
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Termination Revenue                            $1                $1          0%
-------------------------------------------------- ----------------- -----------
-------------------------------------------------- ----------------- -----------
Communications Revenue                       $400              $364         10%
-------------------------------------------------- ----------------- -----------

The communications deferred revenue balance was $929 million at the end of the fourth quarter, compared to $880 million at the end of the third quarter. The deferred revenue balance at the end of the fourth quarter included $33 million from WilTel Communications.

Cost of Revenue
Communications cost of revenue for the fourth quarter 2005 was $125 million, versus $112 million in the previous quarter. Included in the fourth quarter cost of revenue is $26 million from WilTel Communications. Communications gross margin(1) was 69 percent for the fourth and third quarters. Excluding the revenue and cost of revenue from WilTel Communications, communications gross margin was 73 percent for the fourth quarter. The increase in communications gross margin is primarily attributable to lower network expenses due to the final migration of the DSL aggregation business and improvement in third party expenses for the company's voice termination business.

Selling, General and Administrative Expenses (SG&A)
Communications SG&A expenses were $213 million for the fourth quarter 2005, versus $178 million for the previous quarter. Communications SG&A expenses for the fourth quarter include $12 million from WilTel Communications and $19 million of non-cash stock compensation expense. Third quarter Communications SG&A expenses included a $5 million property tax benefit that did not reoccur in the fourth quarter and $13 million of non-cash stock compensation expense. Excluding non-cash stock compensation expense, expenses from WilTel Communications in the fourth quarter and the property tax benefit in the third quarter, Communications SG&A increased during the quarter by $12 million, primarily as a result of increased headcount, increased costs associated with IT projects, and expenses associated with the WilTel integration.

Adjusted Operating Income Before Depreciation and Amortization (OIBDA)
Adjusted OIBDA(1) for the communications business was $85 million for the fourth quarter 2005, compared to $84 million for the previous quarter, primarily as a result of a decrease in cost of revenue and cash impairment charges more than offsetting the decrease in revenue and increased SG&A costs. Communications Adjusted OIBDA in the fourth quarter includes a $4 million cash lease termination benefit, excludes a $3 million non-cash asset impairment charge, and excludes non-cash stock compensation expense of $19 million in the fourth quarter. Third quarter 2005 Communications Adjusted OIBDA includes a $3 million cash lease termination charge, excludes a $2 million non-cash asset impairment charge, and excludes non-cash stock compensation of $13 million in the quarter. WilTel Communications did not contribute to Communications Adjusted OIBDA in fourth quarter.

Communications Adjusted OIBDA margin(1) was 21 percent for the fourth quarter 2005, versus 23 percent in the previous quarter. Excluding WilTel Communications, Communications Adjusted OIBDA margin was 23 percent, consistent with third quarter 2005.

Pricing
"As we discussed on our previous earnings calls in 2005, the pricing environment improved and stabilized over the course of 2005," said Kevin O'Hara, president and COO of Level 3. "Annualized price compression during the fourth quarter was generally consistent with what we experienced in the third quarter. We will remain focused on a disciplined pricing approach and focus on customers who want reliability, network scale and breadth, and nationwide solutions. With our continued network investments and the WilTel Communications acquisition we are better able to offer our customers value-based solutions to serve their growing bandwidth demands," said O'Hara.

Information Services Business
The company's information services business consists of results from the Software Spectrum subsidiary.

Revenue and Adjusted  Operating  Income  Before  Depreciation  and  Amortization
(OIBDA)
Information services revenue was $526 million for the fourth quarter 2005. This compares to revenue of $398 million for the previous quarter and $529 million for the same period last year. Information services Adjusted OIBDA(1) was $13 million for the fourth quarter, which excludes $3 million in non-cash stock compensation expense, compared to information services Adjusted OIBDA of $8 million in the previous quarter which included no non-cash stock compensation expense. For the same period last year, information services Adjusted OIBDA was $12 million and excludes $1 million in non-cash stock compensation expense.

For the full year 2005, information services revenue was $1.89 billion, compared to $1.86 billion in 2004. The increase year over year is primarily a result of higher sales volumes with corporate customers and a large sale to EDS related to their contract with the Department of the Navy moderated by the continued movement toward sales agency agreements, which reduce revenue but do not affect profits. Information services Adjusted OIBDA for 2005 increased to $38 million from $30 million in 2004, primarily as a result of higher sales volumes and higher gross margins.

"Software Spectrum continues to perform well. The increases in revenue and Adjusted OIBDA in the fourth quarter are the result of growing sales volume and typical seasonality," said Charles C. Miller, vice chairman of Level 3.

As a result of the sale of (i)Structure during the fourth quarter 2005, its results are reflected as discontinued operations for all periods presented. A net gain of $49 million was recognized from the sale in the fourth quarter of 2005.

Withdrawal of SEC Registration Statement
In May 2005, Technology Spectrum, Inc., the holding company for Level 3's information services group, filed a registration statement with the Securities and Exchange Commission relating to the proposed initial public offering of that company's common stock. In connection with the completion of the sale of
(i)Structure on November 30, 2005, and Level 3's belief in the future growth prospects from certain Software Spectrum initiatives including the expansion in the mid-market, geographic expansion and new product and service offerings, Level 3 has determined to cause Technology Spectrum to withdraw the registration statement at this time.

Other Businesses
The company's other businesses  consist primarily of coal mining  operations.

Revenue and Adjusted OIBDA
Revenue from other businesses was $18 million in the fourth quarter 2005, compared to $20 million for the previous quarter. Other businesses did not contribute Consolidated Adjusted OIBDA(1) in the fourth and third quarters of 2005.

Consolidated Cash Flow and Liquidity
During the fourth quarter 2005, Unlevered Cash Flow(1) was negative $12 million, versus positive $45 million during the third quarter. Consolidated Free Cash Flow for the fourth quarter was negative $160 million, versus negative $50 million for the previous quarter. Included in fourth quarter Consolidated Free Cash Flow is approximately negative $61 million from WilTel Communications.

For the full year 2005, unlevered cash flow was negative $9 million compared to $58 million in 2004, and consolidated free cash flow decreased to negative $425 million in 2005 compared to negative $350 million last year. Consolidated Free Cash Flow, excluding $61 million in working capital needs associated with WilTel Communications and excluding approximately negative $8 million from (i)Structure which was sold in the fourth quarter, was negative $364 million for the full year 2005, compared to the company's full year projection of negative $370 million to negative $395 million. Consolidated capital expenditures for the company totaled $305 million for the full year 2005.

"With the increased capital investment over 2004 and 2005, we have successfully repositioned the communications revenue base for solid growth from three areas - transport and infrastructure, wholesale IP & Data, and Voice," said Sunit S. Patel, CFO of Level 3. "In addition, the acquisition of WilTel and upcoming Progress Telecom acquisition combined with the recent debt exchange improve our financial leverage and debt maturity profile."

As of December 31, 2005, the company had cash and marketable securities of approximately $862 million compared to approximately $1.3 billion at September 30, 2005. Pro forma for the closing of the company's private exchange offer in January 2006, which included the payment of approximately $46 million in cash consideration and approximately $13 million in cash for accrued interest, the company had cash and marketable securities of approximately $800 million at December 31, 2005.

Corporate Transactions

Mergers and Acquisitions
The company closed its previously announced acquisition of WilTel Communications on December 23, 2005, for consideration of 115 million shares of Level 3 common stock and $386 million in cash, subject to final purchase price or working capital adjustments. As a consequence of the completion of the acquisition of WilTel Communications, the company is in the process of completing its purchase accounting adjustments to the consolidated balance sheet. As a result, the consolidated balance sheet at December 31, 2005, will be included in the company's Form 10-K, which the company expects to file next month.

"The WilTel Communications acquisition expands Level 3's role as one of the premier providers of backbone services. Level 3's and WilTel's customers benefit from the company's improved financial strength and expanded network, including the addition of approximately 50 new markets," said O'Hara.

"Since the announcement of the acquisition in October and the closing in December, we have made further progress on the integration of WilTel and have already integrated certain corporate and operational functions," added O'Hara. "We are moving aggressively to integrate WilTel's customers and operations in order to realize the significant cost synergies we discussed at the time of the acquisition announcement. We continue to expect that the integration of WilTel will take approximately 15 to 18 months to complete."

During the quarter, the company completed the sale of its (i)Structure subsidiary to Infocrossing, Inc. for $84.8 million in total consideration, including $82.3 million in cash and $2.5 million in Infocrossing common stock.

On January 26, 2006, the company announced a definitive agreement to purchase the membership interest of Progress Telecom, LLC for $137 million of consideration, $68.5 million of cash and $68.5 million of unregistered shares of Level 3 common stock. The purchase price is subject to customary working capital adjustments. The transaction is expected to close in the second quarter of 2006 and is subject to customary conditions, including certain state and federal approvals.

Completion of Private Debt Exchange
In January 2006, the company completed a private debt exchange offer for certain of its debt securities maturing in 2008. Approximately $692 million in aggregate principal amount of this debt was tendered in the exchange offer, representing approximately 54 percent of the aggregate principal amount outstanding of debt maturing in 2008. As a result, Level 3 issued approximately $692 million in aggregate principal amount of its 11.5% Senior Notes due March 1, 2010, and paid approximately $46 million in cash premiums and approximately $13 million in cash for total accrued interest on the debt that was exchanged. Associated with this exchange, the company expects to recognize a gain of approximately $27 million in other income in the first quarter of 2006 and associated increase in interest expense.

2006 Revenue Reporting
Beginning with the first quarter of 2006, the company will report its communications revenue in a manner which it believes reflects the changing mix of the company's revenue.

The company's communications revenue will be segregated into three components:

o Core Communications Services, which includes transport and infrastructure, wholesale IP & Data, Voice and Vyvx.
o Other Communications Services, which includes managed modem and related reciprocal compensation, and managed IP services.
o SBC Contract Services, which is defined as revenue from the Master Services Agreement between SBC Communications, a subsidiary of AT&T Corporation, and WilTel Communications.

2006 Business Outlook

Communications Revenue
"During 2006, we expect organic growth in our Core Communications Services to be approximately 20 percent, excluding expected revenue from our pending acquisition of Progress Telecom," said Crowe. "This expected growth comes primarily from continuing customer demand for transport, IP and voice services as well as improved transport and IP pricing.

"We expect revenue from our Other Communications Services to continue to decline in 2006, as dial-up subscribers continue to transition to broadband services and as we see the full year effect of DSL aggregation contracts that were terminated in 2005," said Crowe.

"We expect revenue from the SBC Contract Services to be approximately $1.0 billion in 2006. As we discussed previously, AT&T has announced its intention to migrate the services provided under the agreement to its own network facilities in accordance with terms previously negotiated by WilTel. These terms are incorporated into Level 3's integration planning and financial projections," added Crowe.

----------------------------------------- ------------------- ------------------
                                          First Quarter       2006
Metric                                    Projections         Full Year
($ in millions)                                               Projections
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Core Communications Services revenue      $360 - $370         $1,550 - $1,750(1)
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Other Communications Services revenue     $115 - $120         $400
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
SBC Contract Services                     $285 - $295         $1,000
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Total Communications Revenue              $760 - $785         $2,950 - $3,150(1)
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Consolidated Adjusted OIBDA               $105 - $125         $550 - $600
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Communications Adjusted OIBDA Margin      Mid-teens           N/A
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Consolidated Capital Expenditures (2)     N/A                 $320 - $360
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Net Cash Interest Expense (3)             N/A                 $505
----------------------------------------- ------------------- ------------------

(1)  Assumes Progress Telecom closes in the second quarter of 2006.
(2) Consolidated Capital Expenditures estimate includes approximately $30 million associated with the integration of WilTel Communications and $20 million for a 9 city dark fiber based expansion in Europe.
(3)  Includes approximately $20 million in interest income.

Adjusted OIBDA
"Excluding termination revenue, Consolidated Adjusted OIBDA was $376 million in 2005," said Patel. "On the same basis, we expect Consolidated Adjusted OIBDA to be $550 million to $600 million in 2006. We further expect Consolidated Adjusted OIBDA, again excluding termination revenue, to increase to $650 million to $700 million in 2007.

"These increases are primarily a result of expected organic growth from our Core Communications Services and the realization of the continuing benefits of the consolidation of WilTel Communications and Progress Telecom. Communications Adjusted OIBDA in 2006 includes approximately $55 million in expected operating expenses associated with the integration of WilTel Communications," said Patel.

"Communications Adjusted OIBDA margin is expected to increase from the mid-teen percentage range in the first quarter of 2006 to the low 20 percent range in the fourth quarter of 2006 as the company progresses on the integration of WilTel Communications and benefits from the organic growth in Core Communications Services revenue," said Patel.

Summary
"During 2005, we saw organic growth in our Core Communications Services of approximately 18 percent, as we benefited from improved pricing and our continued focus on key customer segments such as wireless providers, cable companies, content providers and carriers, where we believe our services are clearly differentiated versus our competitors," said Crowe.

"I believe we have created significant value for our stockholders as a result of growth in our Core Communications Services, our recent acquisition of WilTel Communications and the pending acquisition of Progress Telecom. I am confident that as we move forward, we will continue to take advantage of opportunities to further improve our competitive and financial position," said Crowe.

Analyst and Investor Day
The company announced that it will hold an analyst and investor day in New York City at the Grand Hyatt New York Hotel on March 28, 2006. Presentations are scheduled to begin at 8:30 a.m. EST and to conclude by noon. The meeting will be Webcast in a listen-only mode. Additional information will be available on Level 3's Web site shortly.

Conference Call and Web site Information
Level 3 will hold a conference call to discuss the company's fourth quarter results at 10:00 a.m. Eastern Time today. To join the call, please dial 651-291-0900. A live broadcast of the call can also be heard on Level 3's Web site at www.level3.com. An audio replay of the call will be accessible on the company's Web site or by dialing 320-365-3844; access code 819831. An archived Webcast of the fourth quarter conference call together with the press release, financial statements, historical financial supplement and non-GAAP reconciliations may also be accessed at www.level3.com.

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world and is a primary provider of Internet connectivity for millions of
subscribers   through  its  partners.   The  company
offers a wide range of communications services over its 23,000-mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented softswitch managed modem and voice services. Level 3 is an industry leader in IP and VoIP services, which it provides to cable operators, ISPs, carriers and others. Level 3's E-911 service offering includes both fixed location and nomadic VoIP E-911 capabilities, supporting an FCC-compliant E-911 solution for interconnected VoIP providers. Its Web address is www.Level3.com.

The company offers information services through its subsidiary, Software Spectrum, and fiber-optic and satellite video delivery solutions through its subsidiary, Vyvx. For additional information, visit their respective Web sites at www.softwarespectrum.com and www.vyvx.com.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries. Level 3 services are provided by a wholly owned subsidiary of Level 3 Communications, Inc.

Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: developing new products and services that meet customer demands and generate acceptable margins; increasing the volume of traffic on Level 3's network; overcoming the softness in the economy given its disproportionate effect on the telecommunications industry; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; ability to meet all of the terms and conditions of our debt obligations; overcoming Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; reducing downward pressure of Software Spectrum's margins as a result of the use of volume licensing and maintenance agreements; and reducing rate of price compression on certain of the Company's existing transport and IP services. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

(1) Non-GAAP Metrics
Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The company provides historical results and projections that include non-GAAP metrics that the company deems relevant to management and investors. These non-GAAP metrics are Consolidated Adjusted OIBDA, communications gross margin, Communications Adjusted OIBDA margin, unlevered cash flow and consolidated free cash flow. The following reconciliations of these non-GAAP financial metrics to GAAP include forward-looking statements with respect to the information identified as a projection. Level 3 has made a number of assumptions in preparing our projections, including assumptions as to the components of financial metrics. These assumptions, including dollar amounts of the various components that comprise a financial metric, may or may not prove to be correct. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, and industry growth and trend predictions. Please see the company's Annual Report on Form 10-K for a description of these risks and uncertainties.

In order to provide projections with respect to non-GAAP measures, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the projections for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our projections of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Communications Gross Margin ($) is defined as communications revenue less communications cost of revenue from the consolidated statements of operations.

Cost of Revenue for the communications business includes leased capacity, right-of-way costs, access charges and other third party circuit costs directly attributable to the network, as well as costs of assets sold pursuant to sales-type leases.

Communications Gross Margin (%) is defined as communications gross margin ($) divided by communications revenue. Management believes that communications gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company's network.


-------------------------------------------------------- ------------
COMMUNICATIONS GROSS MARGIN ($ in millions)
                                               Q305         Q405
-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
Communications Revenue                         $364         $400
-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
Communications Cost of Revenue                 $112         $125
-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
Communications Gross Margin ($)                $252         $275
-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
Communications Gross Margin (%)                  69%         69%
-------------------------------------------------------- ------------

                                                                           Results from WilTel
                                                                           Communications From
                                                                             Closing through
COMMUNICATIONS GROSS MARGIN ($ in millions)      Fourth Quarter Level 3         12/31/05
------------------------------------------------ ----------------------- ------------------------
------------------------------------------------ ----------------------- ------------------------
Communications Revenue                                    $362                     $38
------------------------------------------------ ----------------------- ------------------------
------------------------------------------------ ----------------------- ------------------------
Communications Cost of Revenue                            $99                      $26
------------------------------------------------ ----------------------- ------------------------
------------------------------------------------ ----------------------- ------------------------
Communications Gross Margin ($)                           $263                     $12
------------------------------------------------ ----------------------- ------------------------
------------------------------------------------ ----------------------- ------------------------
Communications Gross Margin (%)                            73%                     32%
------------------------------------------------ ----------------------- ------------------------


Consolidated Adjusted OIBDA is defined as operating income from the consolidated statements of operations, plus depreciation and amortization plus non-cash impairment charges plus non-cash stock compensation expense.

Communications Adjusted OIBDA Margin is defined as Communications Adjusted OIBDA divided by communications revenue.

Management believes that Consolidated Adjusted OIBDA, prepared for each of its reporting segments, and Communications Adjusted OIBDA Margins are relevant and useful metrics to provide to investors, as they are an important part of the company's internal reporting and are indicators of profitability and operating performance, especially in a capital-intensive industry such as telecommunications. Management also uses Consolidated Adjusted OIBDA and Communications Adjusted OIBDA Margins to compare the company's performance to that of its competitors. Consolidated Adjusted OIBDA excludes non-cash impairment charges and non-cash stock compensation expense due to the company's adoption of the expense recognition provisions of SFAS No. 123. Additionally, Consolidated Adjusted OIBDA excludes interest expense and income tax expense and other gains/losses not included in operating income. Excluding these items eliminates the expenses associated with the company's capitalization and tax structures. Consolidated Adjusted OIBDA excludes depreciation and amortization expense in order to eliminate the impact of capital investments which management believes should be evaluated through consolidated free cash flow.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company's calculations. Additionally, this financial measure does not include certain significant items such as depreciation and amortization, interest expense and non-cash impairment charges. Consolidated Adjusted OIBDA and Communications Adjusted OIBDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Consolidated Adjusted OIBDA
Three Months Ended December 31,  2005                        Communications  Information                 Con-
($ in millions)                                                                Services       Other     solidated

Net Earnings/(Loss)                                             $(225)            $57          $(1)      $(169)
(Income) Loss from Discontinued Operations                        $--            $(49)         $--        $(49)
Income Tax (Benefit)/Expense                                      $1              $2            $1         $4
Plus Other (Income)/Expense                                      $127            $(2)          $(1)       $124
Operating Income/(Loss)                                          $(97)            $8           $(1)       $(90)
Plus Non-Cash Impairment Charge                                   $3              $--          $--         $3
Plus Depreciation and Amortization Expense                       $160             $2            $1        $163
Plus Non-Cash Stock Compensation Expense                          $19             $3           $--         $22
Consolidated Adjusted OIBDA                                       $85             $13          $--         $98



Communications Adjusted OIBDA
Three Months Ended December 31,  2005                     Results from WilTel
($ in millions)                                           Communications From
                                           Fourth      Closing through 12/31/05
                                          Quarter
                                          Level 3
Net Earnings/(Loss)                          $(222)                $(3)
(Income) Loss from Discontinued Operations     $--                  $--
Income Tax (Benefit)/Expense                   $1                   $--
Plus Other (Income)/Expense                   $127                  $--
Operating Income/(Loss)                       $(94)                $(3)
Plus Non-Cash Impairment Charge                $3                   $--
Plus Depreciation and Amortization Expense    $157                  $3
Plus Non-Cash Stock Compensation Expense       $19                  $--
Communications Adjusted OIBDA                  $85                  $--



Consolidated Adjusted OIBDA
Three Months Ended September 30, 2005                        Communications  Information                 Con-
($ in millions)                                                                Services       Other     solidated
Net Earnings/(Loss)                                             $(211)            $3            $4       $(204)
(Income) Loss from Discontinued Operations                        $--             $--          $--         $--
Income Tax (Benefit)/Expense                                      $1              $--          $--         $1
Plus Other (Income)/Expense                                      $123             $2           $(6)       $119
Operating Income/(Loss)                                          $(87)            $5           $(2)       $(84)
Plus Non-Cash Impairment Charge                                   $2              $--          $--         $2
Plus Depreciation and Amortization Expense                       $156             $3            $2        $161
Plus Non-Cash Stock Compensation Expense                          $13             $--          $--         $13
Consolidated Adjusted OIBDA                                       $84             $8           $--         $92


Consolidated Adjusted OIBDA                          Level 3      Results from
Twelve Months Ended December 31, 2005             Communications     WilTel          Total      Information               Con-
($ in millions)                                      Without     Communications  Communications  Services      Other     solidated
                                                     WilTel       From Closing
                                                                    through
                                                                    12/31/05
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Net Earnings/(Loss)                                  $(717)           $(3)          $(720)          $69         $13       $(638)
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
(Income) Loss from Discontinued Operations             $--            $--             $--          $(49)        $--        $(49)
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Income Tax (Benefit)/Expense                           $2             $--             $2            $3          $3          $8
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Plus Other (Income)/Expense                           $474            $--            $474           $1         $(8)        $467
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Operating Income/(Loss)                              $(241)           $(3)          $(244)          $24         $8        $(212)
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Plus Non-Cash Impairment Charge                        $9             $--             $9            $--         $--         $9
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Plus Depreciation and Amortization Expense            $639             $3            $642           $10         $5         $657
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Plus Non-Cash Stock Compensation Expense               $51            $--             $51           $4          $--         $55
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------
Consolidated Adjusted OIBDA                           $458            $--            $458           $38         $13        $509
------------------------------------------------- -------------- --------------- -------------- ------------ ---------- ------------


Consolidated Adjusted OIBDA
Twelve Months Ended December 31,  2004                     Communications   Information                     Con-
($ in millions)                                                               Services        Other       solidated
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Net Earnings/(Loss)                                           $(509)            $20            $31         $(458)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
(Income) Loss from Discontinued Operations                      $--             $--            $--           $--
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Income Tax (Benefit)/Expense                                    $--              $5            $1            $6
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Other (Income)/Expense                                    $264             $(7)          $(21)         $236
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Operating Income/(Loss)                                       $(245)            $18            $11         $(216)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Depreciation and Amortization Expense                     $665             $11            $6           $682
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Non-Cash Stock Compensation Expense                        $43              $1            $--           $44
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Consolidated Adjusted OIBDA                                    $463             $30            $17          $510
---------------------------------------------------------- -------------- ----------------- ---------- ----------------

Consolidated Adjusted OIBDA
Three Months Ended December 31,  2004                      Communications   Information                     Con-
($ in millions)                                                               Services        Other       solidated
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Net Earnings/(Loss)                                            $(87)            $10            $--          $(77)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Loss from Discontinued Operations                               $--              $1            $--           $1
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Income Tax (Benefit)/Expense                                    $--              $4            $--           $4
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Other (Income)/Expense                                     $65             $(7)           $3            $61
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Operating Income/(Loss)                                        $(22)             $8            $3           $(11)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Depreciation and Amortization Expense                     $162              $3            $2           $167
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Non-Cash Stock Compensation Expense                        $15              $1            $--           $16
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Consolidated Adjusted OIBDA                                    $155             $12            $5           $172
---------------------------------------------------------- -------------- ----------------- ---------- ----------------


--------------------------------------------------------------- ----------------
Communications Adjusted OIBDA Margin
($ in millions)                                 Q305                    Q405
--------------------------------------------------------------- ----------------
--------------------------------------------------------------- ----------------
Communications Revenue                          $364                    $400
--------------------------------------------------------------- ----------------
--------------------------------------------------------------- ----------------
Communications Adjusted OIBDA                   $84                     $85
--------------------------------------------------------------- ----------------
--------------------------------------------------------------- ----------------
Communications Adjusted OIBDA Margin             23%                    21%
--------------------------------------------------------------- ----------------

                                                                      Results from WilTel
                                                                        Communications
                                                                          From Closing
Communications Adjusted OIBDA Margin                                    through 12/31/05
Three Months Ended December 31,  2005        Fourth Quarter Level 3
($ in millions)
--------------------------------------------------------------------- ---------------------
--------------------------------------------------------------------- ---------------------
Communications Revenue                                $362                    $38
--------------------------------------------------------------------- ---------------------
--------------------------------------------------------------------- ---------------------
Communications Adjusted OIBDA                         $85                     $--
--------------------------------------------------------------------- ---------------------
--------------------------------------------------------------------- ---------------------
Communications Adjusted OIBDA Margin                   23%                    --%
--------------------------------------------------------------------- ---------------------



Communications Adjusted OIBDA Margin
($ in millions)                                          2005     2004
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Communications Revenue, excluding WilTel in 2005        $1,607   $1,685
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Communications Adjusted OIBDA                            $458     $463
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Communications Adjusted OIBDA Margin                      29%     27%
-------------------------------------------------------------------------------

Projected Consolidated Adjusted OIBDA
Three Months Ended March 31, 2006                        Consolidated
($ in millions)                                             Range
---------------------------------------------------------------------------
------------------------------------------------------------------ --------
                                                    Low                High
------------------------------------------------------------------ --------
------------------------------------------------------------------ --------
Net Earnings/(Loss)                                $(220)             $(190)
------------------------------------------------------------------ ---------
------------------------------------------------------------------ ---------
Plus Other (Income)/Expense                         $110               $105
------------------------------------------------------------------ ---------
------------------------------------------------------------------ ---------
Operating Income/(Loss)                            $(110)             $(85)
------------------------------------------------------------------ ---------
------------------------------------------------------------------ ---------
Plus Depreciation and Amortization Expense          $200               $190
------------------------------------------------------------------ ---------
------------------------------------------------------------------ ---------
Plus Non-Cash Stock Compensation Expense            $15                $20
------------------------------------------------------------------ ---------
------------------------------------------------------------------ ---------
Consolidated Adjusted OIBDA                         $105               $125
------------------------------------------------------------------ ---------


Projected Consolidated Adjusted OIBDA
Twelve Months Ended December 31, 2006                         Consolidated
($ in millions)                                                  Range
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                      Low             High
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net Earnings/(Loss)                                  $(880)          $(820)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Plus Other (Income)/Expense                           $545            $535
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Operating Income/(Loss)                              $(335)          $(285)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Plus Depreciation and Amortization Expense            $825            $805
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Plus Non-Cash Stock Compensation Expense              $60             $80
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Consolidated Adjusted OIBDA                           $550            $600
--------------------------------------------------------------------------------


Projected Consolidated Adjusted OIBDA
Twelve Months Ended December 31, 2007                   Consolidated
($ in millions)                                            Range
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                   Low           High
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Net Earnings/(Loss)                               $(765)        $(665)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Plus Other (Income)/Expense                        $600          $570
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Operating Income/(Loss)                           $(165)        $(95)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Plus Depreciation and Amortization Expense         $750          $710
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Plus Non-Cash Stock Compensation Expense           $65           $85
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Consolidated Adjusted OIBDA                        $650          $700
-------------------------------------------------------------------------------

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less net capital expenditures, and adding back cash interest paid, less interest income all as disclosed in the consolidated statements of cash flows or the consolidated statements of operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the growth pattern of the business.

There are material limitations to using Unlevered Cash Flow to measure the company against some of its competitors as it excludes certain material items such as cash spent on merger and acquisition activity and interest expense. Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the consolidated statements of cash flows.

Consolidated Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures offset by release of capital expenditure accruals as disclosed in the consolidated statements of cash flows. Management believes that Consolidated Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company's ability to generate cash to service its debt. Consolidated Free Cash Flow excludes cash used for acquisitions or principal repayments.

There are material limitations to using Consolidated Free Cash Flow to measure the company against some of its competitors as Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable. This financial measure should not be used as a substitute for net change in cash and cash equivalents on the consolidated statements of cash flows.

Net cash interest expense is defined as cash interest paid from the consolidated statements of cash flows, less interest income from the consolidated statements of operations. Cash interest paid for 2006 is expected to be approximately $525 million, and Interest Income is expected to be approximately $20 million for net cash interest expense of $505 million.

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Three Months Ended December 31, 2005                                                        Consolidated Free
($ in millions)                                                       Unlevered Cash Flow       Cash Flow
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Operating Activities without WilTel                         $(30)                $(30)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Capital Expenditures, net                                                    $(69)                $(69)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                           $158                  N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                              $(10)                 N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Total without WilTel                                                          $49                 $(99)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Operating Activities - WilTel                               $(61)                $(61)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Total with WilTel                                                            $(12)               $(160)
--------------------------------------------------------------------- -------------------- --------------------

                                       17

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Three Months Ended September 30, 2005                                                       Consolidated Free
($ in millions)                                                       Unlevered Cash Flow       Cash Flow
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Operating Activities                                     $43                  $43
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Capital Expenditures, net                                                    $(93)                $(93)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                           $106                  N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                              $(11)                 N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Total                                                                         $45                 $(50)
--------------------------------------------------------------------- -------------------- --------------------


UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Twelve Months Ended December 31, 2005                                                       Consolidated Free
($ in millions)                                                       Unlevered Cash Flow       Cash Flow
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Operating Activities without WilTel                         $(59)                $(59)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Capital Expenditures, net                                                   $(305)               $(305)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                           $451                  N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                              $(35)                 N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Total without WilTel                                                          $52                $(364)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Operating Activities - WilTel                               $(61)                $(61)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Total with WilTel                                                            $(9)                $(425)
--------------------------------------------------------------------- -------------------- --------------------

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Twelve Months Ended December 31, 2004                                                       Consolidated Free
($ in millions)                                                       Unlevered Cash Flow       Cash Flow
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Operating Activities                                        $(77)                $(77)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Capital Expenditures, net                                                   $(273)               $(273)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                           $421                  N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                              $(13)                 N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Total                                                                         $58                $(350)
--------------------------------------------------------------------- -------------------- --------------------

[Logo]

                  LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
                                   (unaudited)
                                                                  Three Months Ended                           Twelve Months Ended
                                                             December 31,  September 30,    December 31,     December 31,   December
                                                                                                                               31,
(dollars in millions, except per share data)                     2005           2005            2004             2005         2004
Revenue:
   Communications                                                 $ 400          $ 364            $ 482     $ 1,645     $ 1,685
   Information Services                                             526            398              529       1,894       1,861
   Other                                                             18             20               26          74          91
                                                                     --             --               --          --          --
     Total Revenue                                                  944            782            1,037       3,613       3,637

Costs and Expenses:
   Cost of Revenue                                                  616            483              626       2,233       2,208
   Depreciation and Amortization                                    163            161              167         657         682
   Selling, General and Administrative, including non-cash
     compensation of $22, $13, $16, $55 and $44, respectively       256            217              241         912         947
   Restructuring Charges, including non-cash impairment
     charges of $3, $2, $-, $9 and $-, respectively                  (1)             5               14          23          16
                                                                     --              -               --          --          --
     Total Costs and Expenses                                     1,034            866            1,048       3,825       3,853
                                                                  -----            ---            -----       -----       -----

Operating Loss                                                      (90)           (84)             (11)       (212)       (216)

Other Income (Loss), net:
   Interest Income                                                   10             11                4          35          13
   Interest Expense                                                (139)          (138)            (120)       (530)       (485)
   Other Income                                                       5              8               55          28         236
                                                                      -              -               --          --         ---
     Other Income (Loss)                                           (124)          (119)             (61)       (467)       (236)
                                                                   ----           ----              ---        ----        ----

Loss from Continuing Operations Before Income Taxes                (214)          (203)             (72)       (679)       (452)

Income Tax Expense                                                   (4)            (1)              (4)         (8)         (6)
                                                                     --             --               --          --          --

Loss from Continuing Operations                                    (218)          (204)             (76)       (687)       (458)

Loss from Discontinued Operations                                     -              -               (1)          -           -

Gain on Sale of Discontinued Operations                              49              -                -          49           -
                                                                     --              --              --          --           --

                                                                     49              -               (1)         49           -
                                                                     --             --               --          --          --

Net Loss                                                         $ (169)        $ (204)           $ (77)     $ (638)     $ (458)
                                                                 ======         ======            =====      ======      ======

Basic Loss per Share:
   Loss from Continuing Operations                              $ (0.31)       $ (0.29)         $ (0.11)    $ (0.98)    $ (0.67)
   Income (Loss) from Discontinued Operations                      0.07              -                -        0.07           -
                                                                   ----             --               --        ----          --
   Net Loss                                                     $ (0.24)       $ (0.29)         $ (0.11)    $ (0.91)    $ (0.67)
                                                                =======        =======          =======     =======     =======

Weighted Average Shares Outstanding (in thousands):
   Basic                                                        713,028        699,332          687,651     699,589       683,846
                                                                =======        =======          =======     =======       =======

          (c) 2006 by Level 3 Communications, Inc. All rights reserved.

[logo]

                  LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                                   (unaudited)

                                                                                 Three Months Ended
                                                                             December 31,  September 30,  December 31,
(dollars in millions)                                                            2005          2005           2004

Cash Flows from Operating Activities:
    Net loss                                                                        $ (169)       $ (204)         $ (77)
      Loss (earnings) from discontinued operations                                     (49)            -            $ 1
                                                                                       ---            --             --
      Loss from continuing operations                                                 (218)         (204)           (76)
    Adjustments to reconcile loss from continuing operations to net cash provided by
    (used in) operating activities:
       Depreciation and amortization                                                   163           161            167
       Non-cash impairment expenses                                                      3             2              -
       (Gain) loss on sale of property, plant and equipment, and other assets            1            (7)            (7)
       Gain on extinguishment of debt, net                                               -             -            (50)
       Non-cash compensation expense attributable to stock awards                       22            13             16
       Deferred revenue                                                                 30            29            (66)
       Amortization of debt issuance costs                                               4             4              4
       Accreted interest on discount debt                                                5             5             20
       Accrued interest on long-term debt                                              (28)           23            (25)
       Changes in working capital items net of amounts acquired:
          Receivables                                                                 (167)          137           (149)
          Other current assets                                                         (12)          (32)           (20)
          Payables                                                                     111           (85)           164
          Other current liabilities                                                     (1)            -              4
       Other                                                                            (4)           (3)            (1)
                                                                                        --            --             --
Net Cash Provided by (Used in) Operating Activities                                    (91)           43            (19)

Cash Flows from Investing Activities:
    Capital expenditures, net                                                          (69)          (93)           (82)
    Proceeds from sale of property, plant and equipment                                  1             7              2
    Proceeds from sale and maturity of marketable securities                           405            29             60
    Decrease (increase) in restricted cash and securities, net                           4            (9)             -
    WilTel acquisition, net of cash received                                          (369)            -              -
    Sprint and ICG acquisitions                                                          -             -            (39)
                                                                                        --            --            ---
Net Cash Used in Investing Activities                                                  (28)          (66)           (59)

Cash Flows from Financing Activities:
    Long-term debt borrowings, net of issuance costs                                     -            67            985
    Purchases and payments on long-term debt, including current portion                  -            (1)          (950)
                                                                                        --            --           ----

Net Cash Provided by Financing Activities                                                -            66             35

Effect of Exchange Rates on Cash                                                         1            (3)            15

Net Cash Provided by Discontinued Operations                                            80             2              4
                                                                                        --             -              -

Net Change in Cash and Cash Equivalents                                                (38)           42            (24)

Cash and Cash Equivalents at Beginning of Period                                       490           448            467
                                                                                       ---           ---            ---

Cash and Cash Equivalents at End of Period                                           $ 452         $ 490          $ 443
                                                                                     =====         =====          =====

Supplemental Disclosure of Cash Flow Information:
    Cash interest paid                                                               $ 158         $ 106          $ 121

Total Cash, Current Marketable Securities and Noncurrent Marketable Securities       $ 862       $ 1,301          $ 782
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